Exhibit 99.2

Transcept Pharmaceuticals, Inc. (formerly TransOral Pharmaceuticals, Inc.)

(a Development Stage Company)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Transcept Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Transcept Pharmaceuticals, Inc. (a development stage company) as of December 31, 2008 and 2007, and the related statements of operations, convertible preferred stock and stockholders’ equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 2008 and for the period from inception (January 8, 2002) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transcept Pharmaceuticals, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 and for the period from inception (January 8, 2002) to December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Palo Alto, California

March 26, 2009

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Balance Sheets

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$4,431,505	$5,695,849
Marketable securities	7,250,987	29,537,876
Prepaid and other current assets	381,836	531,892
Restricted cash	200,000	200,000

Total current assets	12,264,328	35,965,617
Property and equipment, net	1,450,216	1,700,253
Other assets	65,970	102,851

Total assets	$13,780,514	$37,768,721

Liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)
Current liabilities:
Accounts payable	$575,269	$817,695
Accrued liabilities	1,468,415	2,008,580
Loan payable, short-term portion	3,347,010	3,527,016

Total current liabilities	5,390,694	6,353,291
Warrant liability	599,845	967,967
Deposit for stock purchase	87,656	135,491
Deferred rent	77,044	73,907
Loan payable, long-term portion	169,636	3,516,646

Total liabilities	6,324,875	11,047,302
Commitments and contingencies (Note 6)
Convertible preferred stock:
Series A convertible preferred stock, $0.001 par value; 426,008 shares authorized; 426,008 shares issued and outstanding at December 31, 2008 and 2007, (aggregate liquidation preference of $426,008 as of December 31, 2008), net of issuance costs of $17,982	408,026	408,026
Series B convertible preferred stock, $0.001 par value; 7,966,748 shares authorized; 7,966,748 shares issued and outstanding at December 31, 2008 and 2007, (aggregate liquidation preference of $7,966,748 as of December 31, 2008), net of issuance costs of $123,490	7,843,258	7,843,258
Series C convertible preferred stock, $0.001 par value; 21,300,000 shares authorized; 20,079,889 shares issued and outstanding at December 31, 2008 and 2007, (aggregate liquidation preference of $23,091,863 as of December 31, 2008), net of issuance costs of $141,166	22,950,697	22,950,697
Series D convertible preferred stock, $0.001 par value; 24,029,412 shares authorized; 23,529,410 shares issued and outstanding at December 31, 2008 and 2007, (aggregate liquidation preference of $39,999,997 as of December 31, 2008), net of issuance costs of $165,027	39,834,970	39,834,970
Stockholders’ equity (net capital deficiency):
Common stock, $0.001 par value; 66,000,000 shares authorized; 3,216,900 and 2,518,545 shares issued and outstanding at December 31, 2008 and 2007, respectively	3,217	2,519
Additional paid-in capital	1,501,079	748,945
Deficit accumulated during the development stage	(65,111,433)	(45,152,058)
Accumulated other comprehensive income	25,825	85,062

Total stockholders’ equity (net capital deficiency)	(63,581,312)	(44,315,532)

Total liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)	$13,780,514	$37,768,721

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statements of Operations

	Year Ended December 31,			Period From Inception (January 8, 2002) to December 31, 2008
	2008	2007	2006
Operating expenses:
Research and development	$10,381,064	$15,884,675	$10,160,930	$43,327,401
General and administrative	7,924,353	5,300,352	3,923,422	20,992,723
Merger related transaction costs	1,966,763	—	—	1,966,763

Total operating expenses	20,272,180	21,185,027	14,084,352	66,286,887

Loss from operations	(20,272,180)	(21,185,027)	(14,084,352)	(66,286,887)
Interest income	741,829	2,028,583	758,689	3,832,056
Interest expense	(765,570)	(1,195,099)	(310,289)	(2,365,647)
Other income (expense), net	336,546	(32,963)	9,463	244,240
Interest expense related to bridge loan warrants	—	—	—	(535,195)

Net loss	(19,959,375)	(20,384,506)	(13,626,489)	(65,111,433)
Deemed dividend - Series C convertible preferred stockholders	—	—	—	(457,874)

Loss attributable to common stockholders	$(19,959,375)	$(20,384,506)	$(13,626,489)	$(65,569,307)

Basic and diluted net loss per share	$(7.03)	$(9.74)	$(8.61)

Weighted average common shares outstanding	2,837,698	2,093,686	1,583,072

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statement of Convertible Preferred Stock and Stockholders’ Equity (Net Capital Deficiency)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Net Capital Deficiency)
	Shares	Amount	Shares	Amount
Issuance of common stock to founders for cash at $0.001 per share in January 2002	—	$—	1,100,000	$1,100	$—	$—	$—	$1,100
Issuance of Series A convertible preferred stock to investors for cash at $1.00 per share, net of issuance costs of $17,982 in February 2002	425,000	407,018	—	—	—	—	—	—
Issuance of Series A convertible preferred stock to founders for retirement of note payable at $1.00 per share in February 2002	71,008	71,008	—	—	—	—	—	—
Issuance of common stock for services performed at $0.10 per share in October 2002	—	—	4,000	4	396	—	—	400
Stock-based compensation related to stock options granted to non-employees in October 2002	—	—	—	—	69	—	—	69
Net loss and net comprehensive loss for the period from inception to December 31, 2002	—	—	—	—	—	(681,186)	—	(681,186)

Balance at December 31, 2002	496,008	478,026	1,104,000	1,104	465	(681,186)	—	(679,617)

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statement of Convertible Preferred Stock and Stockholders’ Equity (Net Capital Deficiency) (continued)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Net Capital Deficiency)
	Shares	Amount	Shares	Amount
Balance at December 31, 2002	496,008	$478,026	1,104,000	$1,104	$465	$(681,186)	$—	$(679,617)
Issuance of Series B convertible preferred stock to investors for retirement of convertible promissory notes and accrued interest at $1.00 per share in July 2003	96,749	96,749	—	—	—	—	—	—
Issuance of Series B convertible preferred stock to investors for cash at $1.00 per share, net of issuance costs of $123,490 in July 2003	7,369,999	7,246,509	—	—	—	—	—	—
Issuance of Series B convertible preferred stock to investors for cash at $1.00 per share in August 2003	500,000	500,000	—	—	—	—	—	—
Repurchase of common stock from founders for cash at $0.005 per share in July 2003	—	—	(213,044)	(213)	(852)	—	—	(1,065)
Reclassify common stock previously issued to founders	—	—	(591,303)	(591)	—	—	—	(591)
Issuance of common stock to employees for cash at $0.10 per share in July 2003	—	—	292,648	293	28,972	—	—	29,265
Issuance of common stock to employees for cash at $0.10 per share in August 2003	—	—	32,782	33	3,245	—	—	3,278
Repurchase of Series A convertible preferred stock to private investor for cash at $1.00 per share in November 2003	(10,000)	(10,000)	—	—	—	—	—	—
Repurchase of Series A convertible preferred stock to private investor for cash at $1.00 per share in December 2003	(60,000)	(60,000)	—	—	—	—	—	—
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	819	—	—	819
Exercise of options to purchase common stock	—	—	4,088	4	405	—	—	409
Vested restricted stock	—	—	129,405	129	6,712	—	—	6,841
Net loss	—	—	—	—	—	(1,519,484)	—	(1,519,484)
Unrealized loss on marketable securities	—	—	—	—	—	—	(2,370)	(2,370)

Total comprehensive loss								(1,521,854)

Balance at December 31, 2003	8,392,756	8,251,284	758,576	759	39,766	(2,200,670)	(2,370)	(2,162,515)

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statement of Convertible Preferred Stock and Stockholders’ Equity (Net Capital Deficiency) (continued)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Net Capital Deficiency)
	Shares	Amount	Shares	Amount
Balance at December 31, 2003	8,392,756	$8,251,284	758,576	$759	$39,766	$(2,200,670)	$(2,370)	$(2,162,515)
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	3,896	—	—	3,896
Exercise of options to purchase common stock	—	—	15,171	15	1,502	—	—	1,517
Vested restricted stock	—	—	310,572	311	16,109	—	—	16,420
Net loss	—	—	—	—	—	(3,531,249)	—	(3,531,249)
Unrealized gain on marketable securities	—	—	—	—	—	—	2,258	2,258

Total comprehensive loss								(3,528,991)

Balance at December 31, 2004	8,392,756	8,251,284	1,084,319	1,085	61,273	(5,731,919)	(112)	(5,669,673)
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	5,252	—	—	5,252
Exercise of options to purchase common stock	—	—	30,342	30	3,004	—	—	3,034
Vested restricted stock	—	—	310,572	310	16,110	—	—	16,420
Issuance of Series C convertible preferred stock to investors for retirement of convertible promissory notes and accrued interest at $1.15 per share in October 2005	2,755,887	3,169,270	—	—	—	—	—	—
Issuance of Series C convertible preferred stock to investors for cash at $1.15 per share, net of issuance costs of $141,166 in October 2005	17,324,002	19,781,427	—	—	—	—	—	—
Net loss	—	—	—	—	—	(5,409,144)	—	(5,409,144)
Unrealized loss on marketable securities	—	—	—	—	—	—	(7,786)	(7,786)

Total comprehensive loss								(5,416,930)

Balance at December 31, 2005	28,472,645	31,201,981	1,425,233	1,425	85,639	(11,141,063)	(7,898)	(11,061,897)

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statement of Convertible Preferred Stock and Stockholders’ Equity (Net Capital Deficiency) (continued)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Net Capital Deficiency)
	Shares	Amount	Shares	Amount
Balance at December 31, 2005	28,472,645	$31,201,981	1,425,233	$1,425	$85,639	$(11,141,063)	$(7,898)	$(11,061,897)
Stock-based compensation related to stock options granted to employees	—	—	—	—	71,104	—	—	71,104
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	1,772	—	—	1,772
Vested restricted stock	—	—	310,572	311	16,109	—	—	16,420
Net loss	—	—	—	—	—	(13,626,489)	—	(13,626,489)
Unrealized gain on marketable securities	—	—	—	—	—	—	10,221	10,221

Total comprehensive loss								(13,616,268)

Balance at December 31, 2006	28,472,645	31,201,981	1,735,805	1,736	174,624	(24,767,552)	2,323	(24,588,869)
Issuance of Series D convertible preferred stock to investors for cash at $1.70 per share, net of issuance costs of $165,027 in February 2007	23,529,410	39,834,970	—	—	—	—	—	—
Exercise of options to purchase common stock	—	—	83,387	83	9,976	—	—	10,059
Stock-based compensation related to stock options granted to employees	—	—	—	—	470,154	—	—	470,154
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	12,967	—	—	12,967
Vested restricted stock	—	—	699,353	700	81,224	—	—	81,924
Net loss	—	—	—	—	—	(20,384,506)	—	(20,384,506)
Unrealized gain on marketable securities	—	—	—	—	—	—	82,739	82,739

Total comprehensive loss								(20,301,767)

Balance at December 31, 2007	52,002,055	71,036,951	2,518,545	2,519	748,945	(45,152,058)	85,062	(44,315,532)

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statement of Convertible Preferred Stock and Stockholders’ Equity (Net Capital Deficiency) (continued)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Net Capital Deficiency)
	Shares	Amount	Shares	Amount
Balance at December 31, 2007	52,002,055	$71,036,951	2,518,545	$2,519	$748,945	$(45,152,058)	$85,062	$(44,315,532)
Exercise of options to purchase common stock	—	—	448,854	449	67,052	—	—	67,501
Stock-based compensation related to stock options granted to employees	—	—	—	—	613,370	—	—	613,370
Stock-based compensation related to stock options granted to non-employees	—	—	—	—	24,126	—	—	24,126
Vested restricted stock	—	—	249,501	249	47,586	—	—	47,835
Net loss	—	—	—	—	—	(19,959,375)	—	(19,959,375)
Unrealized loss on marketable securities	—	—	—	—	—	—	(59,237)	(59,237)

Total comprehensive loss								(20,018,612)

Balance at December 31, 2008	52,002,055	$71,036,951	3,216,900	$3,217	$1,501,079	$(65,111,433)	$25,825	$(63,581,312)

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Statements of Cash Flows

	Year Ended December 31,			Period From Inception (January 8, 2002) to December 31, 2008
	2008	2007	2006
Operating activities
Net Loss	$(19,959,375)	$(20,384,506)	$(13,626,489)	$(65,111,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	504,890	379,357	202,959	1,144,064
Noncash expense for issuance of Series C warrants	—	—	—	535,195
Stock-based compensation	637,496	483,121	72,876	1,203,529
Amortization of loan costs	36,881	36,882	21,514	95,277
Amortization of discount (warrants) on debt	150,504	216,365	25,768	392,637
Remeasurement of preferred stock warrants	(368,122)	13,241	(20,437)	(375,318)
Loss on disposals of fixed assets	3,709	—	10,106	13,815
Loss on sale of marketable securities	15,682	—	—	15,682
Amortization (accretion) of premium/discount on available for sale securities	(485,786)	(1,250,119)	(101,427)	(1,653,754)
Changes in operating assets and liabilities:
Prepaid and other current assets	150,056	(70,406)	3,917	(381,836)
Other assets	—	(6,000)	(155,246)	(161,246)
Accounts payable	(242,426)	26,820	415,767	575,268
Accrued liabilities	(540,165)	1,728,628	(169,223)	1,457,826
Deferred rent	3,137	13,488	11,007	27,632

Net cash used in operating activities	(20,093,519)	(18,813,129)	(13,308,908)	(62,222,662)
Investing activities
Purchases of property and equipment, net	(258,562)	(642,346)	(1,192,346)	(2,290,127)
Purchases of marketable securities	(22,856,668)	(73,203,319)	(19,400,974)	(134,599,154)
Maturities and sales of marketable securities	45,554,424	54,553,640	20,904,000	129,012,064
Transfer to restricted cash	—	(200,000)	—	(200,000)

Net cash provided by (used in) investing activities	22,439,194	(19,492,025)	310,680	(8,077,217)
Financing Activities
Proceeds from issuance of long-term debt	—	—	10,000,000	10,000,000
Payments on long-term debt	(3,677,520)	(3,016,472)	—	(6,693,992)
Proceeds from issuances of convertible preferred stock, net	—	39,834,970	—	71,106,951
Repurchase of convertible preferred stock	—	—	—	(70,000)
Proceeds from issuance of common stock, net	67,501	217,901	—	389,490
Repurchase of common stock	—	—	—	(1,065)

Net cash provided by financing activities	(3,610,019)	37,036,399	10,000,000	74,731,384
Net (decrease) increase in cash and cash equivalents	(1,264,344)	(1,268,755)	(2,998,228)	4,431,505
Cash and cash equivalents at beginning of period	5,695,849	6,964,604	9,962,832	—

Cash and cash equivalents at end of period	$4,431,505	$5,695,849	$6,964,604	$4,431,505

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$611,111	$920,696	$218,893	$1,845,388
Supplemental disclosure of noncash investing and financing activities
Purchase of leasehold improvements in exchange for loan payable	$—	$257,969	$—	$257,969
Acquisition of leasehold improvements paid by landlord	$—	$60,000	$—	$60,000

See accompanying notes.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

1. Organization and Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Transcept Pharmaceuticals, Inc. (“Transcept” or the “Company”) is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the fields of psychiatry and sleep medicine. On June 19, 2007, Transcept changed its corporate name to Transcept Pharmaceuticals, Inc. from TransOral Pharmaceuticals, Inc. On January 30, 2009, Transcept completed a merger with Novacea, Inc. As part of the transaction, Novacea changed its name to “Transcept Pharmaceuticals, Inc.” and its NASDAQ ticker symbol to “TSPT”.

Transcept was incorporated in January 2002 in Delaware. Since May 2006, the Company has maintained its operations in Pt. Richmond, California. Prior to that date, the Company’s office facilities were located in Corte Madera, California. Transcept is a development stage company whose activities to date have been primarily performing research and development, hiring personnel, establishing collaborative arrangements, and raising capital to support and expand these activities. The lead Transcept product candidate, Intermezzo®, completed Phase 3 clinical trials, and on September 30, 2008, Transcept submitted a New Drug Application (“NDA”) for Intermezzo® to the U.S. Food and Drug Administration (“FDA”) which was accepted for filing on December 15, 2008.

Need to Raise Additional Capital

As of December 31, 2008, the Company had cash, cash equivalents and marketable securities of $11.7 million, working capital of $6.9 million, and a net capital deficiency of approximately $63.6 million. Management expects to continue to incur additional losses in the foreseeable future as the Company continues its research and development activities. Management believes that cash and marketable securities balances on hand at December 31, 2008, together with cash and marketable securities balances on hand at Novacea (see Subsequent Events Note 13) will be sufficient to fund planned expenditures for at least the next twelve months. Although management recognizes the need to raise additional funds in the future, there can be no assurance that the Company will be successful in consummating any such transaction, or if the Company does consummate such a transaction, that the terms and conditions of such transaction will not be unfavorable. Any failure to obtain additional funding will have a material negative effect on the Company and will likely result in a substantial reduction in the scope of the Company’s operations.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management bases its estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates. Management makes estimates when preparing the financial statements including those relating to clinical trials, stock-based compensation and warranty liability valuation.

Cash and Cash Equivalents

The Company invests its excess cash in bank deposits, money market accounts, and other marketable securities. The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents are carried at fair value. The Company invests in money market securities in a U.S. bank and is exposed to credit risk in the event of default by the financial institution to the extent of amounts recorded on the balance sheet.

Restricted cash represents a Certificate of Deposit (“CD”) which functions as security for the Company credit cards with the domestic financial institution that issued the credit cards. The CD will remain as security concurrent with the continuation of the Company credit card program.

Marketable Securities

All marketable securities have been classified as “available-for-sale” and are carried at estimated fair value as determined based upon quoted market prices. Management determines the appropriate classification of its investments in debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Unrealized gains and losses are included in other comprehensive net loss and reported as a separate component of stockholders’ equity (net capital deficiency). Realized gains and losses and declines in value judged to be other-than-temporary, if any, on available-for-sale securities are included in other income (expense), net, as appropriate. The cost of securities sold is based on the specific identification method. Interest on marketable securities is included in interest income. The net carrying value of debt securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, over the estimated life of the security. Such amortization is computed under the effective interest method and included in interest income.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from two to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Long-Lived Assets

Long-lived assets include property and equipment. The carrying value of long-lived assets is reviewed for impairment whenever events or changes in circumstances indicate that the asset may not be recoverable. An impairment loss is recognized when the total of estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount or appraised value, as appropriate. Through December 31, 2008, there have been no such impairments.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist of salaries and benefits, travel and related expenses, lab supplies and facility costs, as well as fees paid to other entities that conduct certain research and development activities on behalf of the Company.

Comprehensive Net Loss

The Company reports comprehensive net loss in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (“SFAS 130”). Among other things, SFAS 130 requires unrealized gains or losses on the Company’s available-for-sale marketable securities to be included in other comprehensive loss and be reported as a separate component of stockholders’ equity (net capital deficiency).

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted the provisions of Statements of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, (“SFAS No. 157”) which defines fair value and provides guidance for using fair value to measure assets and liabilities. In accordance with SFAS No. 157 and FAS Staff Position 157-2, “Effective Date of FASB Statement No. 157,” the Company adopted SFAS No. 157 with regard to all financial assets and liabilities in its financial statements in the first quarter of 2008 and has elected to delay the adoption of SFAS No. 157 for non-financial assets and non-financial liabilities until the first quarter of 2009. SFAS No. 157 is applicable whenever other standards require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Accordingly, the carrying amounts of certain financial instruments of the Company, including cash equivalents and marketable securities, continue to be valued at fair value on a recurring basis.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

SFAS No. 157 introduced new disclosures about how the Company values certain assets. Much of the disclosure focuses on the inputs used to measure fair value, particularly in instances in which the measurement uses significant unobservable inputs.

The fair value estimates presented in this report reflect the information available to the Company as of December 31, 2008. See Note 2, “Fair Value Measurements.”

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes, the Company determines a deferred tax asset or liability based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. Accordingly, the net deferred taxes have been fully offset by a valuation allowance.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007. FIN 48 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. The adoption of FIN 48 did not have an impact on the Company’s results of operations or financial condition.

Clinical Trials

The Company accrues and expenses costs for clinical trial activities performed by third parties, including clinical research organizations and clinical investigators, based upon estimates made of the work completed as of the reporting date, in accordance with agreements established with contract research organizations and clinical trial sites and the agreed upon fee to be paid for the services. The Company determines these estimates through discussion with internal personnel and outside service providers as to the progress or stage of completion of the trials or services. Costs of setting up clinical trial sites for participation in the trials are expensed immediately as research and development expenses. Clinical trial site costs related to patient enrollment are accrued as patients are entered into the trial and reduced by any initial payment made to the clinical trial site when the first patient is enrolled.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), using the prospective transition method and therefore, prior period results have not been restated. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock issued to Employees (“APB Opinion No. 25”), and its related interpretations, and revises guidance in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”). Under the prospective transition method, those options issued prior to January 1, 2006 and valued using the minimum value method are excluded from the fair value accounting of SFAS No. 123(R). SFAS No. 123(R) requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of grant and to recognize the cost over the period during which the employee is required to provide service in exchange for the award. Additionally, under the provisions of SFAS No. 123(R), the Company is required to include an estimate of the number of awards that will be forfeited in calculating compensation costs, which are recognized over the requisite service period of the awards on a straight-line basis.

During the years ended December 31, 2008, 2007 and 2006, the Company recorded employee share-based compensation costs of $613,370, $470,154 and $71,104, respectively, in accordance with the provisions of SFAS No. 123(R). No related tax benefits of share-based compensation costs have been recognized since the Company’s inception.

Prior to January 1, 2006, the Company applied the intrinsic-value-based method of accounting prescribed by APB Opinion No. 25, and its related interpretations, to account for its equity-based awards to employees and directors, and had adopted the disclosure-only provisions of SFAS No. 123. The Company continues to account for stock awards issued to employees prior to January 1, 2006 under the recognition and measurement provisions of APB Opinion No. 25, and related interpretations, as permitted by SFAS No. 123(R).

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of Emerging Issues Task Force (“EITF”) No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, using a fair-value approach. The equity instruments, consisting of stock options and warrants granted to lenders and consultants, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the term of the related financing or the period over which services are received.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Warrants to Purchase Convertible Preferred Stock

Effective July 1, 2005, the Company adopted the provisions of FASB Staff Position No. 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That are Redeemable, (“FSP 150-5”), an interpretation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Under FSP 150-5, freestanding warrants to purchase shares of convertible preferred stock are classified as liabilities on the consolidated balance sheets at fair value because the warrants may conditionally obligate the Company to transfer assets at some point in the future. The warrants are subject to remeasurement at each balance sheet date, and any change in fair value will be recognized as a component of other income (expense), net in the statements of operations.

The Company recorded $368,122, ($13,241) and $20,437 in other income (expense), net relating to changes in fair value of all preferred stock warrants during the years ended December 31, 2008, 2007 and 2006, respectively. The Company will continue to record adjustments to the fair value of the warrants until they are exercised, expire or, upon the closing of a merger transaction, become warrants to purchase shares of common stock, wherein the warrants will no longer be subject to FSP 150-5. At that time, the then-current aggregate fair value of these warrants will be reclassified from a liability to additional paid-in capital, a component of stockholders’ equity, and the Company will cease to record any related periodic fair value adjustments. Upon the closing of a merger transaction, the preferred stock warrants will be converted into common stock warrants with the same exercise prices and expiration dates.

Concentration of Credit Risk

Financial instruments that are potentially subject to concentration of credit risk consist primarily of cash, cash equivalents, and marketable securities. The Company’s investment policy restricts investments to high-quality investments and limits the amounts invested with any one issuer other than U.S. Treasury debt obligations, U.S. agency debt obligations, or Securities and Exchange Commission (“SEC”) registered money market funds. The goals of the investment policy are as follows: preservation of capital; fulfillment of liquidity needs; maximization of investment performance; and fiduciary control of cash and investments. The Company’s exposure to market risk is limited primarily to interest income sensitivity, which is affected by changes in the general level of United States interest rates, particularly because the majority of the Company’s investments are in short-term debt securities.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Recently Adopted Accounting Standards

Effective January 1, 2008, the Company adopted Emerging Issues Task Force (“EITF”) Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services To Be Used in Future Research and Development Activities (“EITF 07-3”). Under EITF 07-3, nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized and recognized as an expense as the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided. The Company’s adoption of EITF 07-3 did not have a material effect on the Company’s results of operations and financial position.

Effective January 1, 2008, the Company adopted FASB Statement No. 157, Fair Value Measurements (“SFAS 157”), for financial assets and liabilities and any other assets and liabilities carried at fair value. This pronouncement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. On November 14, 2007, the FASB agreed to a one-year deferral for the implementation of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities. The Company’s adoption of SFAS No. 157 for financial assets and liabilities and any other assets and liabilities carried at fair value did not have a material effect on the Company’s results of operations and financial position. The Company does not believe that the adoption of SFAS No. 157 for nonfinancial assets and liabilities will have a material effect on its results of operations and financial condition.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS No. 141R”). SFAS No. 141R amends SFAS No. 141 and retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively. This statement is effective for the Company’s fiscal year beginning January 1, 2009. At December 31, 2008, Transcept was in the midst of a merger transaction with Novacea, Inc. The registration statement related to this merger was declared effective by the SEC on December 29, 2008. The merger was completed on January 30, 2009. Therefore, during the fourth quarter of 2008, when it became probable that the merger would not be

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

completed by December 31, 2008, the Company expensed approximately $2.0 million of acquisition related costs that had been capitalized during the year in accordance with SFAS No. 141. The Company is currently evaluating other impacts of adopting SFAS No. 141R on its financial position, cash flows, and results of operations, but the impact will be related to acquisitions closing subsequent to December 31, 2008. See also Note 13 – Subsequent Events.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of vested shares outstanding during the period. Diluted net income (loss) per share is computed by giving effect to all potentially dilutive common securities, including options and common stock subject to repurchase.

The following table presents the calculation of basic and diluted net loss per share:

	2008	2007	2006
Numerator:
Loss attributable to common stockholders	$(19,959,375)	$(20,384,506)	$(13,626,489)

Denominator:
Weighted average common shares outstanding	3,362,755	2,437,316	1,916,845
Less: Weighted average common shares subject to repurchase	(525,057)	(343,630)	(333,773)

Denominator for basic and diluted net loss per share attributable to common stockholders	2,837,698	2,093,686	1,583,072

Basic and diluted net loss per share attributable to common stockholders	$(7.03)	$(9.74)	$(8.61)

The following outstanding shares subject to options and warrants to purchase common stock, common stock subject to repurchase, convertible preferred stock and shares subject to warrants to purchase convertible preferred stock were antidilutive due to a net loss in the periods presented and, therefore, were excluded from the dilutive securities computation:

	December 31,
	2008	2007	2006
Shares subject to options to purchase common stock	7,541,534	7,514,044	4,315,779
Shares subject to warrants to purchase common stock	—	23,750	23,750
Common stock subject to repurchase	395,186	644,687	181,040
Convertible preferred stock (as-converted basis)	52,002,055	52,002,055	28,472,645
Shares subject to warrants to purchase convertible preferred stock	1,103,769	1,103,769	1,103,769

Total	61,042,544	61,288,305	34,096,983

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

2. Fair Value Measurements

On January 1, 2008, the Company adopted SFAS No. 157 as it applies to its financial assets and financial liabilities. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Fair value is defined as the estimated exit price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date rather than on an entry price which represents the purchase price of an asset or liability. SFAS No. 157 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

•	Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 - Unobservable inputs (i.e. inputs that reflect the reporting entity’s own assumptions about the assumptions that market participants would use in estimating the fair value of an asset or liability) are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Where quoted prices are available in an active market, securities are classified as Level 1 of the valuation hierarchy. Level 1 securities include highly liquid money market funds. If quoted market prices are not available for the specific security, then the Company estimates fair value by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 instruments include commercial paper, U.S. corporate debt, and U.S. government sponsored enterprise issues. In certain cases where there is limited activity or less transparency around inputs to valuation, securities are classified as Level 3 within the valuation hierarchy. Level 3 liabilities that are measured at fair value on a recurring basis consist of convertible preferred stock warrant liabilities. The fair values of the outstanding preferred stock warrants are measured using the Black-Scholes Merton option-pricing model. Inputs used to determine fair market value include estimated market value of the underlying convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates and expected dividends on and expected volatility of the price of the underlying convertible preferred stock.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

In accordance with SFAS No. 157, the following table represents the Company’s fair value hierarchy for its financial assets (cash equivalents and marketable securities) and liabilities (convertible preferred stock warrant liabilities) measured at fair value on a recurring basis as of December 31, 2008:

	December 31, 2008	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Certificates of deposit	$200,187	$200,187	$—	$—
Money market funds	4,031,129	4,031,129	—
U.S. corporate debt	999,960	—	999,960	—
U.S. government sponsored enterprise issues	5,750,850	—	5,750,850	—
U.S. Treasury securities	499,990	—	499,990	—

	$11,482,116	$4,231,316	$7,250,800	$—

Liabilities
Convertible preferred stock warrant liabilities	$599,845	$—	$—	$599,845

The following table sets forth the changes in the fair value of our Level 3 financial liabilities (convertible preferred stock warrant liabilities), which were measured at fair value on a recurring basis for the year ended December 31, 2008:

Fair value as of December 31, 2007	$967,967
Change in fair value	(368,122)

Fair value as of December 31, 2008	$599,845

The decrease in fair value of the convertible preferred stock warrant liabilities of $368,122 was recognized in other income (expense), net in the statements of operations.

No other financial assets and liabilities were carried at fair value as of December 31, 2008.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

3. Cash, Cash Equivalents, and Marketable Securities

The following is a summary of cash, cash equivalents, restricted cash, and short-term marketable securities as of the respective dates:

	December 31, 2008
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
Cash	$400,376	$—	$—	$400,376
Corporate notes	997,833	2,127	—	999,960
Certificates of deposit	200,187	—	—	200,187
Government sponsored enterprise issues	5,727,573	23,277		5,750,850
Money market funds	4,031,129	—	—	4,031,129
U.S. Treasury securities	499,568	422	—	499,990

	$11,856,666	$25,826	$—	$11,882,492

	December 31, 2007
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
Cash	$352,738	$—	$—	$352,738
Commercial paper	17,197,373	83,034	—	17,280,407
Corporate notes	12,254,876	4,637	(2,609)	12,256,904
Certificates of deposit	200,565	—		200,565
Money market funds	5,343,111	—		5,343,111

	$35,348,663	$87,671	$(2,609)	$35,433,725

In 2008, proceeds from the sales of available-for-sale marketable securities totaled $3,805,112 with realized losses of $15,682. There were no sales of available-for-sale marketable securities in 2007. The amortized cost and estimated fair value of available-for-sale marketable securities at December 31, 2008 and 2007 were as follows:

	2008		2007
	Cost	Fair value	Cost	Fair value
Cash equivalents	$4,431,505	$4,431,505	$5,695,849	$5,695,849
Marketable securities	7,225,161	7,250,987	29,452,814	29,537,876
Restricted cash	200,000	200,000	200,000	200,000

	$11,856,666	$11,882,492	$35,348,663	$35,433,725

All available-for-sale securities at December 31, 2008 and 2007 have a remaining contractual maturity of one year or less.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

4. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2008	2007
Computer equipment and software	$584,885	$412,282
Furniture and fixtures	557,146	540,557
Research equipment	778,501	732,440
Leasehold improvements	623,970	622,504
Construction in progress	6,168	—

	2,550,670	2,307,783
Less accumulated depreciation and amortization	(1,100,454)	(607,530)

Property and equipment, net	$1,450,216	$1,700,253

The Company recorded depreciation and amortization expense of $504,890, $379,357 and $202,959 for the years ended December 31, 2008, 2007 and 2006, respectively and $1,144,064 for the period from inception (January 8, 2002) to December 31, 2008.

5. Loans and Security Agreement

In February 2006, the Company entered into a Loan and Security Agreement (the “Agreement”) with Hercules Technology Growth Capital (“Hercules”). Under the terms of the Agreement, the Company was initially entitled to draw up to $4.0 million. This amount was raised to $10.0 million upon reaching certain development milestones, which were achieved in October 2006. Interest under the loan was fixed at prime plus 2.69% at the date of the initial draw. The Company drew down an advance of $4.0 million on May 31, 2006, and drew down the remaining available advance of $6.0 million on December 28, 2006, against which interest accrues at rates of 10.69% and 10.94%, respectively. The draw required interest only repayment for the period from initial borrowing to December 31, 2006. Principal and interest repayment commenced in January 2007 and will continue for 33 months. Under the terms of the Agreement, the Loan is secured by a perfected first priority security interest in all of the Company’s tangible and intangible assets owned or subsequently acquired, except for intellectual property. Transcept repaid all principal and interest outstanding under this Agreement on February 3, 2009 (see Note 13 – Subsequent Events).

In connection with the Agreement, the Company was required to pay approximately $123,000 in facility and other fees. These fees have been capitalized in other assets and are being amortized to interest expense over the term of the loan. Amortization expense was $36,881, $36,882 and $21,514 for the years ended December 31, 2008, 2007 and 2006, respectively.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

In addition, in connection with the Agreement in May and December 2006, the Company issued warrants to purchase 434,783 shares of Series C convertible preferred stock at an exercise price of $1.15 per share. These warrants were valued using the Black-Scholes Merton valuation model, and the resulting estimated fair value of the warrants at the date of issuance was $439,968, which was recorded as a debt discount to the credit facility in 2006. The discount is being amortized to interest expense over the repayment period. Interest expense was $707,071, $1,151,725 and $288,400 for the years ended December 31, 2008, 2007 and 2006, respectively, of which $150,504, $216,365 and $25,768 related to amortization of the debt discount.

The above Agreement does not have financial covenants. See Note 8 for discussion of the assumptions and methodology used to estimate the fair value of the warrant.

As discussed in Note 6, the Company leased additional office space in 2007. Under the terms of the agreement, the landlord agreed to finance approximately $258,000 of the costs for tenant improvements made to the space. The loan is being repaid at an interest rate of 8.25% over the period from September 2007 through May 2013.

At December 31, 2008, future minimum principal payments related to long-term debt were as follows:

Year ending December 31,
2009	$3,581,072
2010	57,145
2011	57,145
2012	57,145
2013	23,810
Thereafter	—

3,776,317
Less: Interest	(259,671)

Minimum Principal Payments	3,516,646
Less: Current Minimum Principal Payments	(3,347,010)

Long-term Minimum Principal Payments	$169,636

6. Commitments and contingencies

Leases

In February 2006, the Company signed an operating lease for its corporate offices that include approximately 11,600 square feet of office and laboratory space in Pt. Richmond, California. The lease term is for seven (7) years, commencing on June 1, 2006. In June 2007, the Company amended this operating lease to add approximately 3,000 square feet of additional office space. The lease terms of this amendment coincide with the original lease agreement, with a separate commencement date of September 12, 2007. As part of this amendment, the landlord agreed to contribute $60,000 toward the costs of tenant improvements for the additional space. This landlord contribution is being amortized on a straight-line basis over the term of the lease as a reduction to rent expense.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Future payments under this lease and amendment as of December 31, 2008 are as follows:

Year ending December 31,
2009	$282,880
2010	291,468
2011	300,700
2012	310,001
2013	131,129
Thereafter	—

Total	$1,316,178

Rent expense for the years ended December 31, 2008, 2007 and 2006 was $278,302, $232,374 and $197,873, respectively. Rent expense for the period from inception (January 8, 2002) to December 31, 2008 was $911,172.

On February 20, 2009, Transcept entered into a new lease agreement for 12,257 square feet of general office space. The lease term commences in March 2009 and terminates on May 31, 2013. See Note 13 – Subsequent Events.

Purchase commitment

Transcept has entered into a purchase commitment with a supplier of one of the key ingredients for Intermezzo® whereby Transcept will purchase $175,000 of materials in April 2009 and $350,000 of materials in January 2010.

Indemnification agreements

As permitted under Delaware law and in accordance with the Company’s Bylaws, the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is or was serving at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum amount of potential future indemnification is unlimited. The Company is unable to estimate the fair value of these indemnification agreements and accordingly, it has not recorded any liabilities for these agreements as of December 31, 2008.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

7. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2008	2007
Accrued clinical trial expenses	$13,647	$913,176
Accrued management bonuses	449,630	529,803
Accrued vacation pay	133,074	133,952
Accrued professional fees	289,612	149,109
Accrued merger related costs	221,199	—
Other accrued liabilities	361,253	282,540

	$1,468,415	$2,008,580

8. Warrant Liability

In conjunction with the sale of the 2005 subordinated convertible promissory notes, the Company issued warrants for the purchase of 668,986 shares of Series C convertible preferred stock at $1.15 per share in October 2005. These warrants have a contractual life of seven years. The fair value of these warrants was determined to be $535,195 at the date of issuance using the Black-Scholes Merton option valuation model with the following assumptions: a risk-free interest rate of 4.40%; no dividend yield; expected volatility of 70%; and an expected life of seven years.

In addition, the Company issued warrants to purchase 173,913 and 260,870 shares of Series C convertible preferred stock at an exercise price of $1.15 per share in May and December 2006, respectively. The aggregate fair value of these warrants was determined to be $439,968 at the dates of issuance using the Black-Scholes Merton option valuation model with the following assumptions: risk-free interest rates from 4.7% – 5.1%; no dividend yield; expected volatilities from 61% - 62%; and remaining contractual lives of 9.3 – 9.9 years.

Pursuant to FSP 150-5, all preferred stock warrants were recorded as liabilities at the time of issuance and remeasured to current fair value at each reporting date.

As of December 31, 2008 and 2007, all warrants that were issued were outstanding.

At December 31, 2008 and 2007, the fair value of all outstanding Series C convertible preferred stock warrants was remeasured based on the then-current reassessed fair value of the Company’s convertible preferred stock and the assumptions in the following table:

	Year Ended December 31,
	2008	2007	2006
Risk free interest rate	1.87 - 2.25%	3.70 - 3.85%	4.70%
Remaining contractual terms	3.8 - 7.3 years	4.8 - 8.3 years	5.8 - 9.3 years
Volatility	79 - 92%	61%	62%

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

The aggregate fair value of all outstanding Series C warrants was determined to be $599,845 and $967,967 as of December 31, 2008 and 2007, respectively. Net changes in fair value of $368,122, ($13,241) and $20,437 have been included in other income (expense), net for the years ended December 31, 2008, 2007 and 2006, respectively.

9. Convertible Preferred Stock

The Company is authorized to issue 53,722,168 shares of convertible preferred stock (“preferred stock”), of which 426,008 have been designated as Series A preferred stock, 7,966,748 have been designated as Series B preferred stock, 21,300,000 have been designated as Series C preferred stock and 24,029,412 have been designated as Series D preferred stock. At December 31, 2008 and 2007, 52,002,055 shares of convertible preferred stock were issued and outstanding.

In February 2002, the Company issued 496,008 shares of Series A convertible preferred stock at $1.00 per share. 71,008 of these shares were issued from the conversion of existing notes payable and related accrued interest at a conversion price per share equal to the price paid by the preferred stock investors. The net proceeds of the Series A financing were $407,018. In 2003, the Company repurchased 70,000 shares of Series A preferred stock from two investors for the original purchase price of $70,000. The shares were canceled when returned.

In July 2003, the Company issued 7,466,748 shares of Series B convertible preferred stock at $1.00 per share. 96,749 shares converted from convertible promissory notes issued in April 2003, and the remaining 7,369,999 shares were purchased in July. The net cash proceeds of the first closing of the Series B financing were $7,343,258.

In August 2003, the Company issued an additional 500,000 shares of Series B convertible preferred stock at $1.00 per share to an existing investor. The net proceeds of the second closing were $500,000.

In March and April of 2003, the Company issued promissory notes totaling $95,000. The promissory notes carried an interest rate of 6%. In July 2003, these notes and related accrued interest of $1,753 were converted into 96,749 shares of Series B preferred stock at $1.00 per share, a conversion price equal to the price paid by the preferred stock investors. In 2003, in connection with the issuance of promissory notes, the Company issued 23,750 warrants to purchase common shares at an exercise price of $1.00 per

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

share. The Company determined the fair value of the warrants as zero, using a Black-Scholes Merton valuation model with the following assumptions: estimated volatility of 70%, risk-free interest rates of 2.87%, no dividend yield, and a contractual life of five years. These warrants expired unexercised in 2008. In March 2005, the Company issued $3,077,371 in subordinated convertible promissory notes (“Notes”) to existing investors. The Notes accrue interest of 5% per annum.

In October 2005, the Company increased the authorized shares of preferred stock to create a new series of preferred stock designated as Series C preferred stock consisting of 20,900,000 shares, par value $0.001 per share. In April 2006, the Company increased the authorized shares of Series C convertible preferred stock by 400,000 shares to a new total of 21,300,000 shares, par value $0.001 per share.

In October and November 2005, the Notes and accrued interest of $91,900 were converted into 2,755,887 shares of Series C convertible preferred stock. Also, the Company issued an additional 17,324,002 shares of Series C convertible preferred stock to current stockholders and new investors for cash proceeds of $1.15 per share.

In February 2007, as stated in the Amended and Restated Certificate of Incorporation, the Company increased the authorized shares of preferred stock by 24,029,412 shares to a new total of 53,722,168 shares, par value $0.001 per share; and created a new series of preferred stock to be designated Series D preferred stock consisting of 24,029,412 shares, par value $0.001 per share. The Company issued 23,529,410 shares of Series D convertible preferred stock to current stockholders and new investors for cash proceeds of $1.70 per share. The terms and rights with respect to these shares are consistent with the previously issued Series A, B and C convertible preferred stock.

Dividends and Distributions

The holders of the outstanding shares of the preferred stock are entitled to receive, when and if declared by the board of directors, a noncumulative dividend at the annual rate of 8% of the respective price per share of Series A preferred stock, Series B preferred stock, Series C preferred stock, and Series D preferred stock. Such dividend is payable in preference to any dividends for common stock declared by the board of directors. No dividends have been declared to date.

Conversion and Voting Rights

The preferred stock is convertible at the option of the holder at any time into common stock on a one-for-one basis, subject to certain adjustments for antidilution.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Each share of preferred stock automatically converts into common stock in the event of (i) an initial public offering of the Company’s common stock sold at $2.55 adjusted to reflect subsequent stock dividends, stock splits, recapitalizations, recombinations or like; and gross offering proceeds not less than $30 million prior to underwriting commissions and expenses; or (ii) the date specified by the election of holders of a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class and, in the case of Series D Preferred Stock, the holders of seventy percent (70%) of the then outstanding Series D Preferred Stock, voting as a separate class. The holders of each share of preferred stock have one vote for each share of common stock into which such preferred stock may be converted.

Liquidation Rights

Upon liquidation or dissolution of the Company, the holders of the Series B preferred stock, Series C preferred stock and Series D preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A preferred stock or common stock, an amount equal to the original purchase price of $1 per share of Series B preferred stock, the original purchase price of $1.15 per share of Series C preferred stock and the original purchase price of $1.70 per share of Series D preferred stock, each as adjusted for any stock splits, stock dividends, recapitalizations or the like, plus all declared or accrued and unpaid dividends thereon to the date fixed for such distribution. After payments of the full liquidation preference to the holders of the Series B preferred stock, Series C preferred stock and Series D preferred stock, the holders of the Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $1 per share as adjusted for any stock splits, stock dividends, recapitalization or the like, plus all declared or accrued and unpaid dividends thereon to the date fixed for such distribution. After payment has been made to the holders of the preferred stock of the full preferential amounts to which each class of preferred stock is entitled, the Series B preferred stock, Series C preferred stock, Series D preferred stock and common stock shall participate in the remaining assets of the Company on a pro-rata basis until the Series B preferred stock, Series C preferred stock and Series D preferred stock have each received two times (2x) the respective Series B preferred, Series C preferred and Series D preferred issuance price. Thereafter, the holders of common stock shall receive all remaining assets or surplus funds of the Company on a pro-rata basis.

The following events are considered a liquidation: (i) any consolidation, merger, or corporate reorganization in which the stockholders immediately prior to such transaction own less than 50% of the Company’s voting power immediately after the transaction; or any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred, and (ii) a sale, lease, or other disposition of all or substantially all of the Company’s assets.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

An event causing a change in control whereby 50% or more of the outstanding voting power of the Company is transferred triggers an automatic redemption of preferred stock, unless a majority of the preferred stockholders elect otherwise. Accordingly, the Company has classified preferred stock outside of stockholders’ equity for all periods presented, in accordance with the guidance of EITF D-98, Classification and Measurement of Redeemable Securities. Since a majority of the outstanding stock of the Company is in the control of outside investors, a hostile takeover or other sale could occur outside the control of the Company, thereby triggering a change in control and ultimately liquidation.

10. Stockholders’ Equity (Net Capital Deficiency)

Stock Split

In October 2003, the Company’s board of directors and stockholders approved a five-to-one reverse split of the Company’s outstanding common and preferred stock. This reverse split is reflected retroactively throughout the financial statements.

Stock Option Plans

In January 2002, the board of directors adopted the 2002 Stock Option Plan (the “2002 Plan”). The 2002 Plan provides for the granting of incentive and nonstatutory stock options to employees, officers, directors, and consultants of the Company. Incentive stock options may be granted with exercise prices of not less than estimated fair value, and nonstatutory stock options may be granted with an exercise price of not less than 85% of the estimated fair value of the common stock on the date of grant. Stock options granted to a stockholder owning more than 10% of voting stock of the Company must have an exercise price of not less than 110% of the estimated fair value of the common stock on the date of grant. The board of directors determines the estimated fair value of common stock. Stock options are generally granted with terms of up to ten years and vest over a period of four years.

As of December 31, 2008 and 2007, under the 2002 Plan, 658,464 and 934,808 shares, respectively, have been reserved and approved for issuance, subject to adjustment for a stock split, or any future stock dividend or other similar change in the Company’s common stock or capital structure.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

The following table summarizes option activity under the 2002 Plan and related information:

		Options Outstanding
	Number of Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price Per Share
Balance at inception (January 8, 2002)	—	—
Options authorized	400,000	—
Options granted	(42,000)	42,000		$0.100

Balance at December 31, 2002	358,000	42,000		$0.100
Options authorized	724,300	—	$
Options granted	(242,120)	242,120		$0.100
Options exercised	—	(102,433)		$0.100
Options forfeited	12,612	(12,612)		$0.100

Balance at December 31, 2003	852,792	169,075		$0.100
Options authorized	—	—
Options granted	(195,800)	195,800		$0.100
Options exercised	—	(15,171)		$0.100
Options forfeited	73,329	(73,329)		$0.100

Balance at December 31, 2004	730,321	276,375		$0.100
Options authorized	3,218,885	—
Options granted	(161,500)	161,500		$0.100
Options exercised	—	(30,342)		$0.100
Options forfeited	123,658	(123,658)		$0.100

Balance at December 31, 2005	3,911,364	283,875		$0.100
Options authorized	1,200,000	—
Options granted	(4,106,904)	4,106,904		$0.125
Options exercised	—	—		$—
Options forfeited	75,000	(75,000)		$0.125

Balance at December 31, 2006	1,079,460	4,315,779		$0.123
Options authorized	4,300,000	—
Options granted	(4,599,265)	4,599,265		$0.254
Options exercised	—	(1,246,387)		$0.175
Options forfeited	154,613	(154,613)		$0.164

Balance at December 31, 2007	934,808	7,514,044		$0.194
Options authorized	200,000	—
Options granted	(1,227,375)	1,227,375		$0.781
Options exercised	—	(448,854)		$0.150
Options forfeited	751,031	(751,031)		$0.180

Balance at December 31, 2008	658,464	7,541,534		$0.294

The total intrinsic value of options exercised during the years ended December 31, 2008 and 2007 was $281,263 and $359,191, respectively. The amount of cash received from exercise of stock options during the years ended December 31, 2008 and 2007 was $67,501 and $10,059, respectively.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Additional information related to the status of options at December 31, 2008 is as follows:

	Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding	7,541,534	$0.294	8.12	$3,608,855
Vested and exercisable	3,804,222	$0.182	7.69	$2,161,185

The intrinsic value of options is the estimated fair value of the stock less the per share exercise price of the option multiplied by the number of shares.

As of December 31, 2008 and 2007, there were 395,186 and 644,687 restricted common shares outstanding subject to repurchase rights held by the Company. In accordance with SFAS 123(R), Share-Based Payment, the Company has shown $87,656 and $135,491 received as a liability in the balance sheet as of December 31, 2008 and 2007, respectively, and has not shown these shares as outstanding as of December 31, 2008 or 2007. These shares are subject to repurchase upon termination of the stockholders’ services to the Company and are subject to repurchase at the original issuance price. The Company’s right to repurchase these shares lapses at a rate of 2.08% per month.

The following tables summarize information about stock options outstanding as of December 31, 2008:

Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted- Average Remaining contractual Life (Years)	Exercise Prices	Number Exercisable	Weighted- Average Remaining contractual Life (Years)
$0.100	20,000	6.55	$0.100	17,083	6.55
$0.125	2,664,384	7.21	$0.125	2,088,405	7.21
$0.250	3,361,775	8.27	$0.250	1,608,047	8.27
$0.300	268,000	8.76	$0.300	90,687	8.74
$0.570	717,375	9.50	$0.570	—	—
$0.820	70,000	9.82	$0.820	—	—
$1.120	440,000	9.65	$1.120	—	—

	7,541,534			3,804,222

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Stock Compensation Plans

As discussed in Note 1, the Company adopted the provisions of SFAS No. 123(R) on a prospective basis; accordingly, the financial statements for periods prior to January 1, 2006, do not include compensation cost calculated under the fair value method. Since the adoption of SFAS No. 123(R), the Company has recorded compensation expense for employee stock-based awards of approximately $613,370, $470,154 and $71,104 during 2008, 2007 and 2006, respectively.

The following table shows the weighted-average assumptions used to compute the share-based compensation costs for the stock options granted during the years ended December 31, 2008 and 2007 using the Black-Scholes option pricing model:

	Year Ended December 31,
	2008	2007	2006
Risk free interest rate	2.80 - 3.49%	4.57%	4.50 - 4.73%
Expected life of the options	6.08 years	6.02 - 6.08 years	6.08 years
Dividend yield	None	None	None
Volatility	70.29 - 77.59%	61.17 - 61.38%	58.30%

The risk-free interest rate assumption was based on the United States Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The weighted-average expected life of the options was calculated using the simplified method as prescribed by the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 107 and No. 110 (“SAB No. 107 and 110”). This decision was based on the lack of relevant historical data due to the Company’s limited historical experience. In addition, due to the Company’s limited historical data, the estimated volatility also reflects the application of SAB No. 107 and 110, incorporating the historical volatility of comparable companies whose share prices are publicly available.

The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2008, 2007 and 2006 was $0.5851, $0.254 and $0.0745 per share, respectively. For the purpose of calculating share-based compensation expense associated with the Company’s stock option grants under SFAS No. 123(R) for the year ended December 31, 2008, the estimated fair value of common stock at the time of grant was applied to all of the stock options granted during the year. As of December 31, 2008, there is approximately $1,559,369 of total unrecognized compensation cost related to the unvested share-based compensation arrangements granted under the Company’s equity incentive plan. The remaining unrecognized compensation cost will be recognized over a weighted-average period of 2.76 years.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

As discussed in Note 1, the Company accounts for stock options granted to persons other than employees or directors at fair value using the Black-Scholes Merton option-pricing model in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Stock options granted to such persons and stock options that are modified and continue to vest when an employee has a change in employment status are subject to periodic revaluation over their vesting terms. The Company recognizes the resulting stock-based compensation expense during the service period over which the nonemployee provides services to the Company. In connection with the issuance of options to purchase shares of common stock to nonemployees, the Company recorded total stock-based compensation within stockholders’ equity totaling approximately $24,126, $12,967 and $1,772 for the years ended December 31, 2008, 2007 and 2006, respectively, and $48,901 for the period from inception through December 31, 2008.

During 2008, the Company granted 24,875 options to purchase shares of common stock to four nonemployees that vest over four years, with an exercise price of $0.57 per share. During 2007, the Company granted 15,000 options to purchase shares of common stock to one nonemployee that vest over four years, with an exercise price of $0.25 per share. The following table shows the weighted-average assumptions used to compute the share-based compensation costs for stock options granted to nonemployees during the years ended December 31, 2008 and 2007 using the Black-Scholes Merton option pricing model:

	Year Ended December 31,
	2008	2007	2006
Risk free interest rate	1.89 - 3.98%	4.71 - 4.72%	4.70%
Expected life of the options	7.20 - 9.93 years	8.21 - 9.26 years	9.20 - 9.55 years
Dividend yield	None	None	None
Volatility	73.97 - 85.11%	65.40 - 66.29%	58.30%

Reserved Shares

At December 31, 2008, the Company has reserved shares of common stock for future issuance as follows:

Number of Shares
Stock option plans:
Subject to outstanding options	7,541,534
Available for future grants	658,464
Conversion of preferred stock	53,722,168

Total	61,922,166

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

11. Income Taxes

There is no provision for income taxes because the Company has incurred operating losses since inception. Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax losses from operations as a result of the following:

	For the year ended December 31,
	2008	2007	2006
Computed tax benefit at federal statutory rate	$(6,978,766)	$(7,134,577)	$(4,769,271)
State tax benefit, net of effect on Federal income taxes	(1,145,714)	(1,166,330)	(779,782)
State tax credits, net of Federal benefit	(161,328)	(148,225)	(202,407)
Federal tax credits	(300,682)	(216,798)	(317,547)
Permanent differences:
Nondeductible SFAS123(R) stock option expense	188,358	164,554	(3,862)
Other	26,198	30,714	—
Change in valuation allowance	8,336,567	8,346,503	5,890,596
Other, net	35,367	124,159	182,273

Total tax expense	$—	$—	$—

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

Deferred income taxes reflect the net tax effects of net operating loss and tax credit carryovers and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$24,652,000	$17,813,000
Depreciation	19,000	—
Research and development credits	1,347,000	885,000
Other	1,091,000	101,000

	27,109,000	18,799,000
Valuation allowance	27,109,000	18,791,000

Total deferred tax assets	—	8,000
Deferred tax liabilities:
Depreciation	—	(8,000)

Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $8,318,000 during 2008 and $8,347,000 during 2007.

As of December 31, 2008, the Company had federal net operating loss carryforwards of approximately $60,512,000, which expire in the years 2022 to 2028 if not utilized. The Company had net operating loss carryforwards for state income tax purposes of $60,438,000 which expire in the years 2012 to 2028 if not utilized.

The Company has carryforwards from the federal Credit for Increasing Reasearch Expenditures of approximately $835,000, which expire in years 2023 through 2028. The Company also has state credit carryforwards of approximately $788,000 that carry forward indefinitely.

Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company adopted FASB Interpretation 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) on January 1, 2007. As of the date of adoption, there were no unrecognized income tax benefits, and there were no unrecognized income tax benefits during the tax year ended December 31, 2008. There are no accrued interest or penalties associated with any unrecognized tax benefits.

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

The Company files U.S. and state income tax returns with varying statutes of limitations. The tax years from inception in 2002 forward remain open to examination due to the carryover of unused net operating losses and tax credits.

12. Unaudited Quarterly Information

The following table represents our unaudited statements of operations data for each of the eight quarters in the period ended December 31, 2008. The information has been presented on the same basis as the audited financial statements and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts below to present fairly the unaudited quarterly results when read in conjunction with the audited financial statements and related notes. The operating results for any quarter should not be relied upon as necessarily indicative of results for any future period.

	Three months ended				Total for year ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Operating expenses:
Research and development	$3,461,177	$4,261,663	$4,613,647	$3,548,188	$15,884,675
General and administrative	1,098,264	1,350,226	1,398,648	1,453,214	5,300,352

Total operating expenses	4,559,441	5,611,889	6,012,295	5,001,402	21,185,027

Loss from operations	(4,559,441)	(5,611,889)	(6,012,295)	(5,001,402)	(21,185,027)
Interest income	357,267	628,811	564,727	477,778	2,028,583
Interest expense	(325,018)	(312,668)	(289,106)	(268,307)	(1,195,099)
Other income (expense), net	(104,729)	10,065	35,847	25,854	(32,963)

Net loss	$(4,631,921)	$(5,285,681)	$(5,700,827)	$(4,766,077)	$(20,384,506)

Basic and diluted net loss per share	$(2.61)	$(2.80)	$(2.57)	$(1.92)	$(9.74)

Weighted average common shares outstanding	1,776,322	1,888,614	2,220,601	2,480,077	2,093,686

	Three months ended				Total for year ended December 31, 2008
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Operating expenses:
Research and development	$3,610,595	$2,780,835	$2,453,236	$1,536,398	$10,381,064
General and administrative	1,512,368	1,711,670	2,141,536	2,558,779	7,924,353
Merger related transaction costs	—	—	—	1,966,763	1,966,763

Total operating expenses	5,122,963	4,492,505	4,594,772	6,061,940	20,272,180

Loss from operations	(5,122,963)	(4,492,505)	(4,594,772)	(6,061,940)	(20,272,180)
Interest income	336,184	212,055	133,878	59,712	741,829
Interest expense	(236,842)	(205,286)	(176,060)	(147,382)	(765,570)
Other income (expense), net	(48,715)	(22,242)	377,264	30,239	336,546

Net loss	$(5,072,336)	$(4,507,978)	$(4,259,690)	$(6,119,371)	$(19,959,375)

Basic and diluted net loss per share	$(1.99)	$(1.71)	$(1.42)	$(1.93)	$(7.03)

Weighted average common shares outstanding	2,544,232	2,637,961	2,991,209	3,172,020	2,837,698

Transcept Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements (continued)

13. Subsequent Events

Merger with Novacea, Inc.

On January 30, 2009, Transcept completed its business combination with Novacea, Inc. Novacea changed its name to Transcept Pharmaceuticals, Inc. and its NASDAQ ticker symbol to “TSPT”. On February 2, 2009, Transcept began trading on the NASDAQ Global Market under the new symbol TSPT.

At the special meeting of Novacea stockholders held on January 27, 2009, shareholders approved all of the merger-related proposals, including: (i) the issuance of shares of Novacea common stock and resulting change in control of Novacea such that Transcept stockholders own approximately 60% of Novacea common stock on a fully-diluted basis, (ii) effecting a one-for-five reverse stock split of Novacea common stock, and (iii) changing the name “Novacea, Inc.” to “Transcept Pharmaceuticals, Inc.” After the merger and reverse stock split, the total number of shares outstanding will be approximately 13.1 million shares.

Repayment of Hercules loan

On February 3, 2009, Transcept repaid the remaining outstanding principal and interest under the Hercules loan, in the amount of $2,763,437, which included a 2% prepayment charge.

New lease agreement

On February 20, 2009, Transcept signed an operating lease for 12,257 square feet of general office space in Pt. Richmond, California. The lease term commences in March 2009 and terminates on May 31, 2013, with an option to renew for an additional five years. Total base rent payable by the Company from commencement of the lease through the end of the first term of the lease is approximately $779,538.